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                                                                     EXHIBIT 8.1

                  [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]



                                                   June 21, 2000


Franklin Financial Corporation
230 Public Square
Franklin, Tennessee 37064

Franklin Capital Trust I
230 Public Square
Franklin, Tennessee 37064

         Re:      Registration Statement on Form S-2; Registration No. 333-38674

Dear Gentlemen:

         We have acted as counsel for Franklin Financial Corporation a Tennessee corporation (the "Company"), and Franklin Capital Trust I ("Franklin Capital Trust"), a statutory business trust created under the laws of Delaware, in connection with the above-captioned Registration Statement on Form S-2, filed with the Securities and Exchange Commission (the "Commission") on June 6, 2000, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement being hereinafter referred to as the "Registration Statement"), for the purpose of registering the Preferred Securities (as defined in the Franklin Capital Trust I Amended and Restated Trust Agreement to be entered into by and among the Company, as Depositor, SunTrust Bank, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein, the form of which is filed as an exhibit to the Registration Statement (the "Trust Agreement")) issued by Franklin Capital Trust and the Debentures (as defined in the Indenture to be entered into by and between the Company, as Depositor, and the Debenture Trustee, as trustee, the form of which is filed as an exhibit to the Registration Statement (the "Indenture")) issued by the Company to Franklin Capital Trust in connection with such issuance of the Preferred Securities. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Trust Agreement or the Indenture, as applicable.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of Franklin Capital Trust dated as of June 2, 2000; (ii) the form of the Trust Agreement; (iii) the form of the Preferred Securities Certificate of Franklin Capital Trust; (iv) the form of the Guarantee; (v) the form of Debenture; and (vi) the


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Franklin Financial Corporation
Franklin Capital Trust I
June 21, 2000
Page 2

form of Indenture, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or Franklin Capital Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Trust Agreement, the Preferred Securities, the Guarantee, the Debentures and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Debentures when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, Franklin Capital Trust and others.

         We hereby confirm that, although the discussion set forth under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the form of the Prospectus for the offering of Preferred Securities filed as part of the Registration Statement (the "Prospectus") does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law, as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Preferred Securities may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         Additionally, based upon the facts, assumptions and representations set forth or referred to herein, and the accuracy of such facts, assumptions and representations as of the date hereof, it is our opinion that: (i) Franklin Capital Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and (ii) as a result, each holder of Preferred Securities should be treated as owning an undivided beneficial interest in the Debentures, and each such holder will be required to include in its gross income each item of income or gain with respect to its allocable share of the Debentures.


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Franklin Financial Corporation
Franklin Capital Trust I
June 21, 2000
Page 3
         The opinions expressed in this letter are based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the United States Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the position of the Internal Revenue Service (the "IRS") reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislation or administrative changes, court decisions or IRS interpretations will not significantly modify the statements or opinions expressed herein.

         Our opinion is limited to those federal income tax issues specifically considered herein and is addressed to and is only for the benefit of the Company and Franklin Capital Trust in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We do not express any opinion as to any other United States federal income tax issues, or any state or local tax issues. Although the opinions herein are based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

         We hereby consent to the use of our name under the captions "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the Prospectus and the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                             Sincerely,

                                             SMITH, GAMBRELL & RUSSELL, LLP



                                             By: /s/ Ronald W. Wells
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